Exhibit 99.1

Silicon Storage Technology, Inc.

News Release For More Information Contact: Leslie Green Green Communications Consulting, LLC (650) 312-9060

Silicon Storage Technology to be Acquired for $2.10 per Share

Board of Directors Recommends Acceptance of All-Cash Offer

SUNNYVALE, Calif., Nov. 13, 2009 — SST (Silicon Storage Technology, Inc.) (NASDAQ: SSTI), a memory and non-memory products provider for high-volume applications in the digital consumer, networking, wireless communications and Internet computing markets, today announced that it has entered into a definitive merger agreement to be acquired by Technology Resource Holdings, Inc., a Prophet Equity LP-controlled entity, as well as by members of SST’s management team. Prophet Equity LP will acquire all of the outstanding common stock of the company for $2.10 per share, except for shares held by Bing Yeh, SST’s Chairman and Chief Executive Officer, and Yaw Wen Hu, SST’s Executive Vice President and Chief Operating Officer and member of the Board of Directors, who have agreed to exchange all of their shares of SST common stock for shares of capital stock of the resulting privately held company. This price per share represents approximately a 13 percent premium to the closing price per share of SST’s stock on November 12, 2009.

SST’s Board of Directors, acting upon the recommendation of a Strategic Committee composed of all of SST’s independent directors, approved the agreement and resolved to recommend that the company’s shareholders adopt and approve the agreement.

The agreement contains a go-shop provision under which the Strategic Committee, with the assistance of its independent advisors, has the right to solicit proposals or offers with respect to, or that would reasonably be expected to lead to, an acquisition proposal from a third party for a 45 day period beginning on November 13, 2009. SST does not intend to disclose any developments with respect to this solicitation process unless or until the Strategic Committee has made a decision with respect to any proposals or offers it may receive.

Silicon Storage Technology to be Acquired for $2.10 per Share

November 13, 2009

“After an extensive review of strategic alternatives with company management and our financial advisors, we determined this all-cash sale of the company with a go-shop provision is in the best interests of the company’s shareholders,” said Ronald Chwang, chairman of the Strategic Committee.

“We believe that this transaction provides the greatest likelihood of achieving the highest value for the company’s shareholders, and that this is also in the best interest of our customers, partners and employees. We believe the added flexibility of being a private company will help us to focus on delivering innovative memory and non-memory solutions to our customers and supporting their needs with the highest levels of service that they have come to expect,” said Bing Yeh, co-Founder and Chief Executive Officer of SST.

The transaction, which is expected to close in the second quarter of 2010, is subject to regulatory approvals and approval of the agreement by (i) the holders of a majority of the company’s outstanding common stock represented and voting at a special meeting to be held to approve the transaction, excluding Bing Yeh and Yaw Wen Hu, and (ii) the holders of a majority of the company’s outstanding common stock, and other customary closing conditions.

Houlihan Lokey is serving as the exclusive financial advisor to the Strategic Committee of the Board of Directors in connection with the transaction.

Shearman & Sterling LLP is serving as legal advisor to the Strategic Committee of the Board of Directors in connection with the transaction.

Cooley Godward Kronish LLP is serving as legal advisor to the company in connection with the transaction.

Jackson Walker LLP is serving as legal advisor to Prophet Equity LP in connection with the transaction.

Silicon Storage Technology to be Acquired for $2.10 per Share

November 13, 2009

Additional Information and Where to Find It

In connection with the proposed merger, Silicon Storage Technology, Inc. will file a proxy statement and other related documents with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a free copy of these documents (when available) and other documents filed by Silicon Storage Technology, Inc. at the SEC’s web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from Silicon Storage Technology, Inc. by directing such request to Silicon Storage Technology, Inc., Attention: Ricky Gradwohl, 1020 Kifer Road, Sunnyvale, California 94086, Telephone: 408/735-9110.

Silicon Storage Technology, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information about Silicon Storage Technology, Inc.’s directors and executive officers is set forth in Silicon Storage Technology, Inc.’s proxy statement on Schedule 14A filed with the SEC on April 30, 2009. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger will be included in the proxy statement that Silicon Storage Technology, Inc. intends to file with the SEC.

Forward-Looking Information Is Subject to Risk and Uncertainty

Statements about the expected timing, completion and effects of the proposed merger, and all other statements in this filing other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, each of which is qualified in its entirety by reference to the following cautionary statements. Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: any conditions imposed on the parties in connection

Silicon Storage Technology to be Acquired for $2.10 per Share

November 13, 2009

with consummation of the transaction described herein; approval of the merger by our shareholders; satisfaction of various other conditions to the closing of the transactions described herein; and the risks that are described from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009. This press release speaks only as of its date, and we disclaim any duty to update the information herein.

About Silicon Storage Technology, Inc.

Headquartered in Sunnyvale, California, SST designs, manufactures and markets a diversified range of memory and non-memory products for high volume applications in the digital consumer, networking, wireless communications and Internet computing markets. Leveraging its proprietary, patented SuperFlash technology, SST is a leading provider of nonvolatile memory solutions with product families that include various densities of high functionality flash memory components and flash mass storage products. The company also offers its SuperFlash technology for embedded applications through its broad network of world-class manufacturing partners and technology licensees, including TSMC, which offers it under its trademark Emb-FLASH. SST’s non-memory products include NAND controller-based products, smart card ICs and modules, flash microcontrollers and radio frequency ICs and modules. Further information on SST can be found on the company’s Web site at http://www.sst.com.

For more information about SST and the company’s comprehensive list of product offerings, please call 1-888/SST-CHIP. Information can also be requested via email to literature@sst.com or through SST’s Web site at http://www.sst.com. SST’s head office is located at 1020 Kifer Road, Sunnyvale, California 94086., telephone: 408/735-9110, fax: 408/735-9036.

The SST logo and SuperFlash are registered trademarks of Silicon Storage Technology, Inc. All other trademarks or registered trademarks are the property of their respective holders.

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About Prophet Equity

Prophet Equity is a private equity firm that uses proven, data-driven analytical techniques coupled with over 100 years of investment and management experience to invest in, unlock and realize future value today. Partnering with owners and management teams,

Silicon Storage Technology to be Acquired for $2.10 per Share

November 13, 2009

Prophet Equity’s team utilizes a toolkit that is Fortune 500 tested and private equity proven to diagnose and drive dramatic value creation. Portfolio company management teams are highly motivated with clear, uncapped incentives based on realized business performance. Over the last decade alone, Prophet’s Principals have invested and managed approximately $300 million of control equity in entities with over $2.5 billion in revenue. Their control equity investments focus on lower and middle market companies with strategically strong businesses with significant value creation potential, such as those found in partnerships, corporate carve-outs, divestitures and non-strategic businesses of larger companies. Representative business situations include special situations, succession planning, recapitalizations, reorganizations, turnarounds, acquisitions, mergers and bankruptcies. For more information, please visit www.prophetequity.com or call us at +1.817.898.1500.